AGREEMENT dated January 4, 1999, between Re-Track USA, Inc. (the "Company"), and Mr. Thomas Sassone (the "Director").

                                    RECITALS

The Company is seeking an Initial Public Offering (IPO) and requires certain knowledge and experience to assist and guide the Company in its growth and strategy.

Mr. Sassone has the knowledge and extensive experience the Company requires.

The Company desires to have Mr. Sassone assume the role of Director on the Board of Directors to assist and guide the Company through an IPO process and shall continue thereafter to assist the Company in its growth and development for a maximum period of four years.

Mr. Sassone for certain consideration hereinafter defined, accepts the position of Director as a member of the Board of Directors for a four year period.

NOW THEREFORE subject to ratification by the Board of Directors, and any amendments to the by-laws that may be required, the parties hereto agree as follows.

1. POSITION.

Mr. Sassone shall assume the role of Director as member of the Board of Directors.

2. TERM.

The term of this Agreement shall begin on January 1, 1999, the effective date, and shall terminate on the second Tuesday in April 2003, and is subject to the election or reelection of the Director to the Board of Directors each year subsequent to the initial appointment.

3. DUTIES.

The Director shall devote a sufficient amount of his time and attention to the Company's business and shall be available to the management of the Company to assist and guide the Company in its growth and strategy.

4. COMPENSATION.

The Director shall receive no compensation for his services as Director.

5. STOCK.

As a one-time consideration for the signing this agreement the Company agrees to issue the Director that amount of the Company's common stock equal to one percent (1%) of its issued and outstanding stock at the opening of an IPO. Such stock shall be, and is, separate and apart from any other stock issued, or to be issued, the Director under any other agreement. The Director shall execute the Acknowledgment of Stock Restriction attached hereto as Exhibit A.

6. EXPENSES.

The Director may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel, and similar items. The Company will reimburse the Director for all such expenses upon periodic presentation of an itemized account of such expenditures.

7. TERMINATION.

The Director may, without cause, terminate this Agreement by giving 60 days' written notice to the Company of such termination or resignation of his position. In such event, the Director shall continue to render his services up to the date of termination or resignation.

This Agreement will terminate immediately upon the Director's failure to be elected or reelected to the Board of Directors during the term of this agreement. Such termination shall be final and this agreement shall not be reinstated by any subsequent election.

8. INDEMNITY.

The Company hereby agrees to hold the Director harmless for any and all liabilities that may arise from the actions of the Company prior to the effective date of this agreement.

9. NOTICES.

Any notice required or desired to be given under this Agreement shall be deemed given if in writing and sent by certified mail, return receipt requested, to:

The Director at:

Mr. Thomas Sassone
22 South Main Street
New City, NY 10956

The Company at

Re-Track USA, Inc.
22 South Main Street
New City, NY 10956

10. WAIVER OF BREACH.

The Company's waiver of a breach of any provision of this Agreement by the Director shall not operate or be construed as a waiver of any subsequent breach by the Director. No waiver shall be valid unless in writing and signed by an authorized officer of the Company.

11. ASSIGNMENT.

The Director acknowledges that his services are unique and personal. Accordingly, the Director may not assign his rights or delegate his duties or obligations under this Agreement. The Company's rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, the Company's successors and assigns.

12. ENTIRE AGREEMENT.

This Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

13. HEADINGS.

Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

14. COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

In witness whereof the parties have executed this Agreement on the 8th day of January, 1999.

The Director


/s/ Thomas Sassone
-----------------------------
Thomas Sassone

Re-Track USA, Inc., by


/s/ Martin Kelly
-----------------------------
Martin Kelly, President

                       ACKNOWLEDGMENT OF STOCK RESTRICTION
                       -----------------------------------


The Shares to be issued in accordance with the agreement of date January 1999, between Re-Track USA, Inc. and Thomas Sassone will not have been registered under the Securities Act of 1933, as amended, or registered or qualified under any state securities laws, and as such, the Shares are and will be restricted securities as such term is defined under the Securities Act of 1933, and the Shares will be issued in a transaction exempt from the registration requirements of the 1933 Act and the registration or qualification requirements of applicable state securities laws. The Shares will be and will have been acquired by Thomas Sassone for investment purposes only and not with a view to distribution or resale and may not be made subject to a security interest, pledge, hypothecated, sold or otherwise transferred unless such Shares are subsequently registered in accordance with the 1933 Act and qualified or registered under applicable state securities laws or an exemption from registration and qualification is available, and that, except as otherwise provided in this Agreement, the Company is under no obligation to register or qualify the Shares. The Company may require an opinion of counsel to Thomas Sassone prior to authorizing the registration of any transfer of the Shares in reliance on an exemption from registration or qualification to the effect that the transfer is exempt from such registration or qualification. Certificates evidencing the Shares shall bear a standard form Securities and Exchange Commission restrictive legend and any such other legends as required by applicable federal and state laws, and the transfer agent for the Company's class of Common Shares shall be instructed to place a stop transfer order on the stock books of the Company restricting the transfer of the Shares.

Thomas Sassone represents and warrants that he agrees to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of the Shares with federal and state laws or the enforce the intent of the agreement.


Dated:    January 8, 1999


/s/ Thomas Sassone
-----------------------------
Thomas Sassone